CONSENT OF INDEPENDENT AUDITORS

We consent to the use of our report dated February 12, 2008 (except as to Note 15 which is as of March 17, 2008) with respect to the consolidated financial statements of Journey Resources Corp. for the years ended November 30, 2007, 2006 and 2005 included in the Registration Statement on Form 20-F (filed under the Securities Exchange Act of 1934), filed with the U.S. Securities and Exchange Commission

“Watson Dauphinee & Masuch”
Chartered Accountants

Vancouver, British Columbia, Canada
July 07, 2008